Exhibit 16.1

RBSM LLP
Certified Public Accountants
5 West 37th Street
9th Floor
New York, New York 10018

August 10, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of CAMAC Energy, Inc.’s (the “Company”) Form 8-K dated August 9, 2012, and are in agreement with the statements relating only to RBSM LLP contained therein.  We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP